UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
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Bernard Chaus, Inc.
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BERNARD CHAUS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
December 7, 2010

The Annual Meeting of Shareholders (the “Meeting”) of Bernard Chaus, Inc. (the “Company”), a New York corporation, will be held on December 7, 2010, at 11:00 a.m. at 530 Seventh Avenue, Eighteenth Floor, New York, New York for the following purposes:
1.	To elect four directors of the Company to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified; and

2.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.
Shareholders of record at the close of business on October 20, 2010, are entitled to notice of and will be entitled to vote at the Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on December 7, 2010. The proxy statement and annual report to shareholders are available at: http://bnymellon.mobular.net/bnymellon/chbd
YOU ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,
/s/ David Stiffman
David Stiffman
Chief Operating & Financial Officer

New York, New York
November 1, 2010

IMPORTANT: PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD IN THE SELF-ADDRESSED, STAMPED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS December 7, 2010
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS December 7, 2010
VOTING PROCEDURES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
CODE OF ETHICS
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE
SUMMARY COMPENSATION TABLE
OPTION EXERCISES AND STOCK VESTED
DIRECTOR COMPENSATION
DIRECTOR COMPENSATION TABLE
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
AUDITORS
PROPOSALS FOR NEXT YEAR’S MEETING
MISCELLANEOUS
HOUSEHOLDING
OTHER BUSINESS

BERNARD CHAUS, INC.

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
December 7, 2010

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of Bernard Chaus, Inc. (the “Company”), a New York corporation, to be used at the 2010 Annual Meeting of Shareholders (the “Meeting”) which will be held on December 7, 2010, at 11:00 a.m. at 530 Seventh Avenue, Eighteenth Floor, New York, New York 10018, and any adjournments or postponements thereof.
     Shareholders who execute proxies retain the right to revoke them at any time before they are exercised by notice in writing to the Chief Operating and Financial Officer of the Company or by revocation in person at the Meeting; unless so revoked, the shares represented by proxies will be voted at the Meeting in accordance with the directions given therein. If no directions are given, proxies will be voted (i) FOR the election of the nominees named below under the caption “Election of Directors—Nominees for Election,” and (ii) in the discretion of the proxies named on the proxy card with respect to such other business as may properly come before the Meeting and any adjournments or postponements thereof.
     The principal executive offices of the Company are located at 530 Seventh Avenue, New York, New York 10018. The approximate date on which this Proxy Statement and the enclosed form of proxy were first sent or given to shareholders was on or about November 1, 2010.
     Shareholders of record at the close of business on October 20, 2010, are entitled to notice of and will be entitled to vote at the Meeting. As of October 20, 2010, there were 394 shareholders of record. There were outstanding 37,481,373 shares of common stock, $0.01 par value per share (“Common Stock”), of the Company as of October 20, 2010. Each share of Common Stock is entitled to one vote.
     As used herein, fiscal 2010 refers to the fiscal year ended July 3, 2010, fiscal 2009 refers to the fiscal year ended June 30, 2009, and fiscal 2008 refers to the fiscal year ended June 30, 2008.
VOTING PROCEDURES
     Under the New York Business Corporation Law (the “BCL”) and the Company’s By-Laws, the presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum of the shareholders to take action at the Meeting. Abstentions and broker non-votes are counted as shares present in the determination of whether the shares of Common Stock represented at the Meeting constitute a quorum. Once a quorum of the shareholders is established, under the BCL and the Company’s By-Laws, the directors standing for election must be elected by a plurality of the votes cast. For voting purposes, abstentions and broker non-votes will not be counted in determining whether the directors standing for election have been elected or whether any other action has been approved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
The following table represents information with respect to the persons who are known to the Company to be the beneficial owners of more than five percent of the Common Stock as of November 1, 2010.

NAME AND ADDRESS OF	AMOUNT BENEFICIALLY
BENEFICIAL OWNER	OWNED	PERCENT OF CLASS
Josephine Chaus 530 Seventh Avenue New York, New York 10018	16,837,308 (1)	44.9%

Kenneth Cole Productions, Inc. 400 Plaza Drive Secaucus, New Jersey 07094	6,000,000(2)	16.0%

Barry J. Berkowitz 3497 Sweetgrass Avenue Simi Valley, Ca. 93065	4,688,591(3)	12.5%

(1)	All shares listed are owned of record and beneficially, with sole investment and voting power, except that, with respect to 61,136 shares of Common Stock included in such amount, Josephine Chaus shares the power to dispose of such shares with Daniel Rosenbloom which are held by them as co-trustees for her children (but does not have the power to vote such shares). With respect to 683 shares of Common Stock included in such amount, such shares are owned by Ms. Chaus’ child, and Ms. Chaus is the custodian and, in such capacity, has the power to vote and dispose of them.

The shares beneficially owned by Ms. Chaus do not include an aggregate of 2,000,000 shares of Common Stock owned by certain trusts for the benefit of Ms. Chaus’ children or 808 shares of Common Stock owned by one of her children. She does not have any power to vote, direct the vote or dispose of these shares of Common Stock and disclaims beneficial ownership of these shares of Common Stock.

Because of her stock ownership and positions with the Company, Josephine Chaus may be deemed a control person of the Company.

(2)	On October 19, 2010, the Company and Kenneth Cole Productions (LIC), Inc. entered into an agreement pursuant to which they agreed to the early termination of the licensing agreement between the parties. Pursuant to this agreement, the Company will buy back these shares of Common Stock on December 31, 2010.

(3)	Information based solely on a Schedule 13G filed with the Securities and Exchange Commission by Barry Berkowitz on October 13, 2010. Mr. Berkowitz indicated in such Schedule 13G that he shares voting and dispositive power with respect to 187,014 of the shares.

The following table presents information as of October 29, 2010, with respect to the number of shares of Common Stock beneficially owned by each of the directors of the Company and each Named Executive Officer (as hereafter defined), other than Josephine Chaus whose ownership is shown in the table above, and all of the directors and executive officers of the Company as a group (including Josephine Chaus). The information below, stating amounts beneficially owned and percent of class owned, includes options exercisable within 60 days of October 29, 2010. Unless otherwise noted, the address of each person listed below is c/o Bernard Chaus, Inc., 530 Seventh Avenue, New York, New York 10018.

		Percent of Shares
		of Common
	Number of Shares	Stock
NAME	Beneficially Owned (1)	Outstanding
DIRECTORS:
Philip G. Barach (2)	47,500	*
Robert Flug (3)	143,579	*
David Stiffman (4)	100,000	*

All directors and executive officers as a group (4 persons)(5)	17,128,387	45.7%

*	Less than one percent.

(1)	Except as otherwise indicated below, the persons listed have advised the Company that they have sole voting and investment power with respect to the securities listed as owned by them.

(2)	Includes options to purchase 47,500 shares of Common Stock granted under the 1998 Stock Option Plan, as amended (the “1998 Stock Option Plan”). Excludes options to purchase 2,500 shares of Common Stock granted under the 1998 Stock Option Plan which are not currently exercisable.

(3)	Includes 100,000 shares of Common Stock held in the name of an entity of which Mr. Flug is the principal shareholder; 33,579 shares of Common Stock held by R.F. Co. Pension Plan, for which Mr. Flug has sole voting and investment power and 10,000 shares of Common Stock held by the Robert Flug Living Trust.

(4)	Represents 100,000 fully vested shares of restricted Common Stock granted under the 2007 Restricted Stock Inducement Plan.

(5)	Includes beneficial ownership of Josephine Chaus (see table above); also includes options to purchase an aggregate of 47,500 shares of Common Stock granted under the 1998 Stock Option Plan.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
NOMINEES FOR ELECTION
     Four directors will be elected at the Meeting to serve until the next annual meeting of shareholders and until their respective successors have been elected and qualified.
     EACH PROXY RECEIVED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED BELOW UNLESS OTHERWISE SPECIFIED IN THE PROXY.
     At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. In the event any nominee refuses or is unable to serve as a director, the proxies named on the proxy card reserve full discretion to vote for such other person as may be nominated by the Board of Directors. There are no arrangements or understandings between any director and any other person pursuant to which such person was selected as a director or nominee.
     Set forth below is information regarding each nominee, including their ages, term of service as director, business experience and their service on other boards of directors. The experience described for each of the directors is the basis upon which the board has concluded that such director should serve as a director.

NAME OF NOMINEE	AGE	DIRECTOR SINCE

Josephine Chaus	59	1977
Philip G. Barach	80	1993
Robert Flug	63	2009
David Stiffman	54	2009
     Josephine Chaus is a co-founder of the Company and has held various positions with the Company since its inception. She has been a director of the Company since 1977, Chief Executive Officer from 1991 until September 1994 and from 1998 until present, and Chairwoman of the Board from December 1998 until present. In addition, she served as President from 1980 to February 1993, and served as member of the Office of the Chairman from September 1994 until it was eliminated in December 1998.
     Philip G. Barach was appointed a director of the Company on November 26, 1993. He was, from July 1968 to March 1990, the Chief Executive Officer of U.S. Shoe Corp., a shoe manufacturer, retail apparel company and retail eyewear company. In addition, Mr. Barach served as Chairman of the Board of Directors of U.S. Shoe Corp. from March 1990 to March 1993.
     Robert Flug was appointed a director of the Company on April 13, 2009. Mr. Flug has worked in the fashion industry for over 30 years. From 2002 until the end of fiscal year 2009, Mr. Flug provided consulting services to the Company related to the Company’s private label and mass channel businesses via a consulting arrangement between the Company and an entity of which Mr. Flug is the principal shareholder. Prior to 2002, Mr. Flug was the owner and Chief Executive Officer of S.L. Danielle, which was acquired by the Company in 2002. Mr. Flug served as a director of Take-Two Interactive Software, Inc. from 1998 until 2007 and served as its interim non-executive chairman from 2006 until 2007.
     David Stiffman was appointed a director of the Company on April 13, 2009, and has served as the Company’s Chief Operating Officer since December 2007 and since December 2009 as the Company’s Chief Financial Officer. He has over 25 years of industry experience. Most recently, from June 1997 to November 2007, he was employed by Liz Claiborne, Inc. as a Vice President in a variety of financial, strategy and business development (M&A) and operating roles. He currently serves as a member of the Advisory Board of StyleHop Corp.
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
     2010 Meeting Attendance. During fiscal 2010, the Board of Directors met on seven occasions. During fiscal 2010, no incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board of Directors on which such director served. The Company has a policy that encourages attendance by directors at the Company’s annual meeting of shareholders. All of the members of the Board of Directors attended last year’s annual meeting of shareholders.
     Board Leadership Structure. The Board of Directors does not have a formal policy on whether the roles of the Chief Executive Office and the Chairperson of the Board of Directors should be separate. However, the Company has historically had the same individual serve in those positions. The Board of Directors believes that the Company and its stockholders are best served by the positions of Chairperson of the Board of Directors and Chief Executive Officer being filled by Ms. Chaus. The Company’s Board is a small one, with a size that the Board believes is appropriate to the Company, given the current scope of the Company’s operations. Because of its small size, the Board operates in a close, collegial and communicative fashion; and the Board believes that many of the structures that may be appropriate for larger companies with larger boards, are not required for the effective oversight of the Company’s business. As a co-founder of the Company, Mrs. Chaus is most familiar with the Company’s business and industry. She is uniquely situated to identity strategic priorities and to lead the Board of Directors in discussions regarding strategy and business planning and operations. The Board believes that Ms. Chaus’ dual role allows for a unified leadership and direction for the Board of Directors and the Company’s executive management team. The Company does not currently have a lead independent director.
     The Board of Directors recognizes that depending on future circumstances, other leadership models may become more appropriate. Accordingly, the Board of Directors will continue to periodically review its leadership structure.

     Risk Oversight. The Company faces a number of risks, including credit risk, liquidity risk, inventory risk and reputational risk. Management is responsible for the day-to-day management of risks faced by the Company, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors seeks to ensure that the risk management processes designed and implemented by management are adequate. The Board of Directors and the Audit Committee meet at least four times a year to discuss the Company’s risks with management and reviews the Company’s inventory position, receivable exposure and the state of its key commercial relationships in those discussions. While the Board of Directors is ultimately responsible for risk oversight, the Company’s Audit Committee assists the Board of Directors in overseeing risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and periodically reviews with management the adequacy and effectiveness of the Company’s policies for assessing and managing risk.
     Resignation of Mr. Krueger. Mr. Krueger resigned from the Board of Directors on September 1, 2010 and therefore was a member of the Board of Directors during all of fiscal 2010. Effective upon the resignation of Mr. Krueger, Mr. Barach is the sole director sitting on each of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee.
     Audit Committee. During fiscal 2010, the members of the Audit Committee were Philip G. Barach and Harvey M. Krueger. Both members of the Audit Committee were independent (as independence is defined in the New York Stock Exchange listing standards).
     The Audit Committee is primarily responsible for (i) overseeing the integrity of the Company’s financial statements, (ii) overseeing the Company’s internal controls and procedures for finance, accounting, disclosure and legal compliance, (iii) monitoring the performance of the Company’s internal financial department and the independence and performance of the Company’s independent auditors and (iv) providing an avenue of communication between the independent auditors, management, the internal auditing department and the Board of Directors.
     The Audit Committee has a charter which was last amended, effective May 4, 2004. The Board of Directors determined that Mr. Krueger was an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K of the Exchange Act during his service on the Audit Committee during fiscal 2010. The Board of Directors determined that Mr. Barach is the “audit committee financial expert” for the Audit Committee for fiscal 2011.
     The Audit Committee meets at least four times a year following the completion of the auditor’s review of the consolidated financial statements for the first three quarters of the fiscal year and the completion of the audit of the consolidated financial statements for the fiscal year. During fiscal 2010, the Audit Committee met on four occasions.
     Compensation Committee. During fiscal 2010, the members of the Compensation Committee were Philip G. Barach and Harvey M. Krueger. The Compensation Committee is charged by the Board of Directors with administering, reviewing and recommending changes in the Company’s incentive compensation plans for its executives and submitting such plans to the Board of Directors for approval, allocating bonuses, determining the individuals to whom stock options are to be granted, the number of shares subject to grant and the terms of such options, and recommending to the Board of Directors any changes in the compensation for the officers. The Compensation Committee met on one occasion during fiscal 2010. The Compensation Committee does not have a charter.
     Nominating and Corporate Governance Committee. The Board of Directors also has a Nominating and Corporate Governance Committee which was established at the May 2004 meeting of the Board of Directors. During fiscal 2010, the members of the Nominating and Corporate Governance Committee were Philip G. Barach and Harvey M. Krueger. Both members of the Nominating and Corporate Governance Committee are independent (as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards). The Nominating and Corporate Governance Committee is responsible for (i) identifying qualified individuals for membership on the Board of Directors, (ii) recommending to the Board of Directors the director nominees for the next annual meeting of shareholders and (iii) providing oversight of the corporate governance affairs of the Board of Directors and the Company.
     During fiscal 2010, the Nominating and Corporate Governance Committee met once.
     The Nominating and Corporate Governance Committee will consider many factors when evaluating candidates for nomination to the Board of Directors with the goal of fostering a Board of Directors comprised of directors with a variety of experience and backgrounds. Candidates are evaluated against certain criteria, including financial and business expertise, significant independent accomplishments, skills and experience, as well as other factors that are listed as an annex to the Nominating and Corporate Governance Committee Charter.
     The Nominating and Corporate Governance Committee considers candidates for the Board of Directors from any source, including shareholders’ recommendations. The Nominating and Corporate Governance Committee does not evaluate candidates differently based on who has made the proposal and does not have any specific minimum qualifications that must be met. However, the Nominating and Corporate Governance Committee does believe that all members of the Board of Directors should have the highest character and integrity and sufficient time to devote to Company matters.
     The Nominating and Corporate Governance Committee believes that it would be beneficial for the Board of Directors’ to have diversity that would enable the Board to benefit from persons with a variety of skills and background. Given the current size and scope of the Company’s business and the need for it to restore profitability, the Board believes that consideration of its composition should await progress in these areas. The Nominating and Corporate Governance Committee does not intend to nominate representational directors, but instead considers each candidate’s credentials and the characteristics of the Board of Directors in its entirety.

     Shareholders may recommend candidates for consideration by the Nominating and Corporate Governance Committee by writing to the Company’s Chief Operating and Financial Officer at the Company’s offices at 530 Seventh Avenue, Eighteenth Floor, New York, New York 10018, giving the candidate’s name, contact information, biographical data and qualifications. A written statement from the candidate should accompany any such recommendation consenting to be named as a candidate and, if nominated and elected, agreeing to serve as director. Shareholders who wish to recommend a candidate for consideration by the Nominating and Corporate Governance Committee must comply with the Company’s policy regarding shareholder’s proposals. See “Proposals for Next Year’s Meeting” contained herein.
     The Nominating and Corporate Governance Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms were used in fiscal 2010 by the Nominating and Corporate Governance Committee and, accordingly no fees have been paid to consultants or search firms.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
     Shareholders who wish to communicate with a member or members of the Board of Directors, including the Nominating and Corporate Governance Committee or the non-management directors as a group, may do so by addressing their correspondence to the board member or members, or applicable committee c/o the Chief Operating and Financial Officer, Bernard Chaus, Inc., 530 Seventh Avenue, Eighteenth Floor, New York, New York 10018. The Board of Directors has unanimously approved a process pursuant to which the Company will review and forward correspondence to the appropriate person or persons for response.
CODE OF ETHICS
     The Company has amended and restated its Code of Ethics and Standards of Conduct (the “Code of Ethics”) effective May 4, 2004. The Code of Ethics applies to all officers, directors and employees of the Company, including, the principal executive officer, principal financial officer and principal accounting officer. The Company will file Form 8-Ks to the extent required by the rules and regulations of the Securities and Exchange Commission for waivers of, or amendments to, the Code of Ethics.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company’s Common Stock. Officers, directors and persons owning more than ten percent of the Company’s Common Stock are required to furnish the Company with copies of all such reports. To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company, the Company believes that during fiscal 2010, all Section

16(a) filing requirements applicable to its officers and directors and persons beneficially owning more than ten percent of the Company’s Common Stock were complied with but for one. Mr. Flug intends to file a Form 3 pertaining to his current ownership of 143,579 shares of Common Stock.
COMPENSATION DISCUSSION AND ANALYSIS
OBJECTIVE OF COMPENSATION POLICY
     The Company seeks to set compensation for the Company’s executive officers listed in the Summary Compensation Table below (the “named executive officers”) at levels that, in the aggregate, enable us to:
•	attract, motivate and retain outstanding individual named executive officers; and

•	provide annual cash incentives and periodic equity-based incentives to named executive officers to contribute to our short-term and long-term performance and success.
WHAT OUR COMPENSATION PROGRAM IS DESIGNED TO REWARD
     Overall, our compensation program is designed to reward each individual named executive officer’s contribution to the operation and performance of the Company. As discussed further below, for fiscal year 2010, the most significant portion of each named executive officer’s opportunity for compensation was comprised of base salary. We believe that salary levels should be reflective of individual performance and responsibilities and factor these items into the adjustment of base salary levels, if appropriate, each year. We also believe that annual cash incentive opportunities and long-term equity incentives should reward individual achievement, reward outstanding financial performance of the Company and promote named executive officers’ contribution to Company financial performance. As discussed more fully below, although the Company has, in prior years, awarded named executive officers options to purchase common stock of the Company, the Compensation Committee determined that no options should be granted during 2010 because of the financial performance of the Company.
GENERAL COMPENSATION POLICIES
     Benchmarking. The Compensation Committee from time to time reviews the competitiveness of our overall compensation arrangements in relation to comparable companies within the apparel industry. For fiscal year 2010, however, the Compensation Committee did not engage in any formal benchmarking process.
     Process for Setting Total Compensation. Generally, the Compensation Committee sets annual base salaries, annual cash incentive opportunities, and equity-based awards for each named executive officer based on the Compensation Committee’s informal review of each named executive officer’s performance and contribution to the Company’s success, the recommendations of the Company’s Chief Executive Officer, shareholder return and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company and its shareholders.
     The Compensation Committee has, in prior years, engaged a compensation consultant to assist in advising the Compensation Committee. The Compensation Committee utilized a compensation consultant in 2006 to help determine appropriate levels of compensation for the Company’s Chief Executive Officer and has agreed, in principal, to negotiate an employment agreement with Ms. Chaus to specify her base salary, potential incentive opportunity, potential severance and other benefits; however, the specific terms of such agreement have not been agreed to as yet.
     Our Chief Executive Officer periodically presents the Compensation Committee with breakdowns of all of the components of compensation for each named executive officer, and may make recommendations for each other named executive officer’s overall compensation package for the following fiscal year. The Compensation Committee reviews the recommendations of the Chief Executive Officer carefully in light of her proximity to the other executives and knowledge of their contributions to and goals for continuing achievement with the Company. The Compensation Committee does not rely on predetermined formulas or a limited set of criteria when it evaluates the performance of the Chief Executive Officer and our other named executive officers. The Compensation Committee may accord different weight at different times to different factors for each named executive officer.
     For 2010, the Compensation Committee did not retain a compensation consultant and instead undertook an informal review of named executive officer compensation. Based on the Compensation Committee’s review, and considering the Company’s annual financial performance for fiscal year 2010, the Compensation Committee determined that base salary should remain at the levels that were in effect for fiscal year 2009 for each named executive officer. Additionally, the Compensation Committee believed that the existing base salary levels coupled with equity grants previously made to such named executive officers, provided sufficient incentive to such individuals to promote the Company’s financial performance. Accordingly, in fiscal year 2010, the Compensation Committee did not establish target financial goals for the Company’s non-equity incentive compensation plan, as more fully described below under the paragraph entitled “Annual Cash Incentive Compensation.”
ELEMENTS OF COMPENSATION
     Our compensation program for named executive officers consists of the following elements of compensation, each described in greater depth below:
•	Base salaries;

•	Annual cash incentive opportunities;

•	Equity-based compensation;

•	Severance and change-in-control benefits;

•	Perquisites; and

•	General benefits.
     As noted above, a significant portion of named executive officer compensation is determined based on the Compensation Committee’s evaluation of the Company’s and each named executive officer’s performance and contribution to the Company’s ongoing business as well as the development of new initiatives. Additionally, in the case of Mr. Stiffman his minimum base salary and bonus potential are determined under the terms of his negotiated employment agreement. The Company provides few personal benefits to the named executive officers, and the personal benefits that are provided are generally related to such named executive officer’s performance of his/her duties with the Company. Finally, named executive officers are eligible to participate in the Company’s 401(k) savings plan, health and benefit plans, and are entitled to vacation and paid time off based on the Company’s general vacation policies.
     Base Salary. The Company pays base salaries to named executive officers at their current levels based on the Compensation Committee’s belief that salaries are essential to recruiting and retaining qualified executives. Base salaries are initially set by the Compensation Committee and may be incorporated into employment contracts with our named executive officers, however, of the Company’s named executive officers, only Mr. Stiffman currently has an employment agreement. Typically, base salary levels are set based on the applicable named executive officer’s experience and performance with previous employers, pay levels for similar positions at other companies in the apparel industry and negotiations with individual named executive officers. Thereafter, the Compensation Committee determines whether to increase base salaries for a named executive officer, from year to year, based on its subjective assessment of the Company’s overall performance over the preceding year, as well as named executive officer performance and experience, length of service, changes in responsibilities and the level of pay compared to other companies in the apparel industry.
     If the Compensation Committee determines that an increase in base salary is appropriate for a named executive officer, then such increase takes effect as of the date determined by the Compensation Committee. However, for 2010, the Compensation Committee determined that no increase in base salary for any named executive officer was appropriate based on the Company’s relative market position and the Company’s market value. Accordingly, each such named executive officer’s base salary was set, for fiscal year 2010, at the same level in effect for 2009.
     Annual Cash Incentive Compensation. The Company has in effect an Annual and Long-Term Incentive Compensation Plan (the “Long-Term Incentive Plan”) in which certain key employees, including the named executive officers, are eligible to participate. Under the Long-Term Incentive Plan, the Compensation Committee may establish on an annual basis corporate-wide objectives based upon net income each year, the attainment of which may serve as the basis for computing annual bonuses for certain employees including the named executive officers. Notwithstanding the foregoing, the Compensation Committee concluded that for fiscal year 2010, each named executive officer was sufficiently compensated and incentivized by such individual’s current base salary and previous equity grants. Thus, the Compensation Committee did not establish performance targets that would lead to the payment of guaranteed incentive bonuses to the named executive officers upon the attainment of such targets.
     Under the terms of Mr. Stiffman’s employment agreement, Mr. Stiffman is eligible to earn annual bonus compensation in an amount equal to 10% of the Company’s annual profits. Mr. Stiffman received no bonus for fiscal year 2010 and 2009.
     Under the terms of the Long-Term Incentive Plan, the Compensation Committee retains the discretion to provide discretionary bonuses to any named executive officer based upon the performance of the Company. The Compensation Committee awarded no discretionary bonuses in fiscal year 2010.
     Equity Compensation. The Compensation Committee believes that the use of stock options and, in some cases, restricted stock, as the principal basis for creating long-term incentives satisfies the objective of aligning the interests of named executive officers with those of the Company’s shareholders, thereby ensuring that such officers have a continuing stake in our long-term success. During fiscal year 2010, the Company maintained the 2008 Equity Incentive Plan (the “2008 Equity Incentive Plan”), pursuant to which the Compensation Committee may grant executives options to purchase Common Stock, performance shares, restricted shares and/or stock appreciation rights. However, the Compensation Committee determined that it would not make any equity awards to named executive officers in 2010. The Compensation Committee believed that, at the beginning of fiscal year 2010, Ms. Chaus held a significant amount of the Company’s Common Stock and did not require any additional incentive to contribute to shareholder value. The Compensation Committee determined that no annual stock option grant was appropriate for Mr. Stiffman based on the final vesting of his January 9, 2008 restricted stock grant, discussed below. Accordingly, the Compensation Committee concluded that additional equity grants would not serve as a significant incentive to such named executive officers.
     In addition to options, the Compensation Committee has at times granted restricted stock to its named executive officers. Accordingly, the Compensation Committee established the Restricted Stock Inducement Plan under which a grant was made to Mr. Stiffman. The Committee decided to make this grant to compensate Mr. Stiffman for compensation that he would otherwise forego by leaving his former employer to accept the Company’s offer of employment. Pursuant to Mr. Stiffman’s employment agreement, he received 100,000 shares of restricted stock upon his commencement of employment. Mr. Stiffman’s restricted stock vested in annual increments over two years from the grant date of January 9, 2008 and as of January 2010 are fully vested.
     Perquisites. The Company believes that the principal purpose of perquisites and personal benefits should be to provide certain conveniences to named executive officers in order for them to effectively discharge their responsibilities to the Company. For fiscal year 2010, the Company provided $1,878 per month in automobile lease reimbursements to Ms. Chaus and additionally reimbursed her approximately $770 per month for parking expenses. For fiscal year

2010, the Company provided a $704 per month automobile allowance to Mr. Heminover which ceased in January 2010 due to the termination of his employment with the Company.
     The incremental costs to the Company of providing Ms. Chaus’ automobile allowance and parking reimbursement and Mr. Heminover’s automobile allowance are included in the Summary Compensation Table below and described in the accompanying footnotes.
     General Benefits. The following are standard benefits offered to all eligible Company employees, including named executive officers.
     Retirement Benefits. The Company maintains a tax-qualified 401(k) savings plan for all of our eligible employees, including the named executive officers, known as the Bernard Chaus, Inc. Employee Savings Plan (the “Savings Plan”). The Savings Plan is a voluntary contributory plan under which employees may elect to defer compensation for federal income tax purposes under Section 401(k) of the Code. Employees who have attained age 21 and completed 30 days of service with the Company are eligible to participate in the Savings Plan (as of the first day of the month following satisfaction of both conditions) by contributing through payroll deductions up to a maximum 14% of their base salary on a pre-tax basis up to the annual aggregate contribution limits imposed by law or regulation. The participating employee is not taxed on these contributions until they are distributed.
     In the past, we have made matching contributions to the Savings Plan on behalf of all eligible participants in any plan year. During fiscal year 2009, we matched employee contributions with cash contributions in amounts equal to 10% of such employee’s contributions to the Savings Plan. Participants are always 100% vested in their own pre-tax contributions and will begin vesting in any matching contributions made by the Company on their behalf beginning with their second year of service with the Company and thereafter at a rate of 20% per year. Effective on August 1, 2009, the Company stopped its matching contributions.
     In fiscal year 2010, Messrs. Stiffman and Heminover elected to contribute to the Savings Plan. The Company made matching contributions to the Savings Plan of $152 for Mr. Heminover and no matching contributions for Mr. Stiffman . Our matching contributions allocated to the named executive officers under the Savings Plan are shown in the “All Other Compensation” column of the Summary Compensation Table below. The Company does not maintain any other tax-qualified or nonqualified plans that provide for retirement benefits.
     Medical, Dental, Life Insurance and Disability Coverage. Active employee benefits such as medical, dental, life insurance and disability coverage are available to all eligible employees. The value of these benefits is not required to be included in the Summary Compensation Table since these benefits are available on a Company-wide basis to all eligible employees. During fiscal year 2010, the Company also provided coverage to Ms. Chaus under a supplemental executive medical plan (the “Exec-U-Care Plan”). Under the Exec-U-Care Plan, participants are reimbursed for any deductibles, coinsurance payments and other out-of-pocket expenses that the participants would otherwise be required to pay under the Company’s medical and health plans. During fiscal year 2010, Ms. Chaus received reimbursements under the Exec-

U-Care Plan of $312. The Company views such employee benefits as vital to the ability of the Company to compete for valued employees and officers with other companies in the apparel industry.
     Other Paid Time-Off Benefits. We also provide vacation and other paid holidays to all employees, including the named executive officers, which are comparable to those provided at other companies in the apparel industry.
REPORT OF THE COMPENSATION COMMITTEE
     The Compensation Committee of the Board of Directors for fiscal 2010 was composed entirely of independent directors, and included Chairperson Philip G. Barach and Harvey M. Krueger. None of the members of the Compensation Committee are or were employees of the Company. The Compensation Committee administers our executive compensation program. The role of the Compensation Committee is to oversee our compensation and benefit plans and policies, to administer our stock plans (including reviewing and approving equity grants to our officers) and to review and approve annually all compensation decisions relating to directors and elected officers, including those for named executive officers. The Compensation Committee works with management to develop relationships between pay levels, financial performance and returns to shareholders, in order to align our compensation structure with our organizational objectives. The Compensation Committee has the final authority regarding compensation for our named executive officers. As noted above, however, the Company’s Chief Executive Officer periodically advises the Compensation Committee as to suggested levels of compensation and benefits for named executive officers. The Compensation Committee’s membership is determined by the Board. The Compensation Committee met one time during fiscal year 2010.
     Compensation Consultant. The Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist the Compensation Committee. In accordance with this authority, the Compensation Committee has, in prior fiscal years, engaged Hewitt Associates LLC, an independent outside compensation consultant, to advise the Compensation Committee on matters related to director and named executive officer compensation. The Compensation Committee did not engage a compensation consultant during fiscal year 2010.
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of the Company’s proxy with management, and based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis section be included in the Company’s proxy for fiscal year 2010.
Members of the Compensation Committee:
Philip G. Barach

     The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed incorporated by reference into any other Company filing by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed filed under such Acts.
SUMMARY COMPENSATION TABLE

						Non-Equity
						Incentive
						Plan	All Other
Name and Principal					Stock	Compensation	Compensation
Position	Year	Salary ($)		Bonus	Awards ($)(1)	($)(2)	($)		Total ($)
Josephine Chaus	2010	600,000		—	—	—	32,088	(3)	632,088
Chairwoman of the Board and Chief Executive Officer	2009	600,000					34,356	(3)	634,356
David Stiffman	2010	500,000	(4)	—	14,750	—	—		514,750
Chief Operating /Chief Financial Officer	2009	500,000	(4)	—	29,500		1,650	(4)	531,150
Barton Heminover	2010	173,000	(5)	—	—	—	5,080	(5)	178,080
Chief Financial Officer and Assistant Secretary	2009	198,000					9,950	(5)	207,950

(1)	Represents the compensation costs recognized for financial statement reporting purposes for the fair value of restricted stock awarded in fiscal 2008 in accordance with Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 718 “Compensation-Stock Compensation”, rather than an amount paid to or realized by Mr.Stiffman.

(2)	The Compensation Committee did not establish performance targets for fiscal year 2010, as described in the Compensation Discussion and Analysis section above, and accordingly none of the named executive officers earned any non-equity incentive plan compensation for fiscal year 2010 or 2009.

(3)	As described in the Compensation Discussion and Analysis section above, the Company provides personal benefits to Ms. Chaus in the form of automobile lease reimbursement, parking reimbursements and enhanced executive health coverage. For fiscal year 2010, Ms. Chaus received $22,536 in automobile lease reimbursements and $9,240 in reimbursement for parking expenses. For fiscal year 2010, Ms. Chaus also received $312 in reimbursements under the Exec-u-Care Plan. For fiscal year 2009, Ms. Chaus received $22,045 in automobile lease reimbursements and $9,233 in reimbursement for parking expenses. For fiscal year 2009, Ms. Chaus also received $3,078 in reimbursements under the Exec-u-Care Plan.

(4)	Pursuant to Mr. Stiffman’s employment agreement with the Company, Mr. Stiffman’s annual base salary is $500,000. Mr. Stiffman’s employment agreement provides that he is eligible to earn annual bonus compensation in an amount equal to 10% of the Company’s annual profits. The potential severance payable to Mr. Stiffman upon termination of his employment with the Company for certain reasons is described more fully below under the heading “Potential Payments Upon Termination or Change-in-Control.” In 2009, the Company also made a contribution of $1,650, to Mr. Stiffman account in the Company’s Savings Plan.

(5)	Mr. Heminover’s employment with the Company terminated in January 2010. This represents salary received for fiscal 2010 prior to termination of employment, of which $44,943 was severance paid out. As described in the Compensation Discussion and Analysis section above, the Company provides personal benefits to Mr. Heminover in the form of an automobile allowance. For fiscal years 2010 and 2009, Mr. Heminover received $4,928 and $8,400, respectively in an automobile allowance. In 2010 and 2009, the Company also made a contribution of $152 and $1,550, respectively, to Mr. Heminover’s account in the Company’s Savings Plan. The Company’s policy regarding contributing to the Savings Plan is described more fully in the Compensation Discussion and Analysis section above.
OPTION EXERCISES AND STOCK VESTED

	Stock Awards
	Number of Shares
	Acquired on	Value Realized on
Name	Vesting (#)	Vesting ($)(1)

David Stiffman Chief Operating /Chief Financial Officer	50,000	29,500

(1)	Values shown in this column are equal to the market price per share on January 9, 2008, the date the shares were granted, multiplied by the number of shares vested during fiscal 2010.
DIRECTOR COMPENSATION
     During fiscal year 2010 directors who were not employees or consultants of the Company received an annual fee of $40,000 for serving on the Board of Directors, plus a cash fee of $1,500 per in person meeting day (and substantial telephonic meeting).
     Prior to fiscal year 2008, pursuant to the 1998 Stock Option Plan an automatic annual grant of 10,000 options was made to each of our non-employee directors of the Company on July 1st of each year. The exercise price of any such option was equal to the market price of the Common Stock on the date of grant and the option becomes exercisable as to 25% of the total grant on each of the first four anniversaries after the grant.

     Prior to Mr. Krueger’s retirement from the Board of Directors on September 1, 2010, the Company had a $50,000 term life insurance policy on behalf of Mr. Krueger with the benefits to be paid to Mr. Krueger’s beneficiary or estate.
     Risk Assessment. The Company has reviewed its compensation policies and practices for all employees and concluded that any risk arising from the policies and programs are not reasonably likely to have a material adverse effect on the Company.
DIRECTOR COMPENSATION TABLE

	Fees
	Earned
	or
	Paid in		All Other
	Cash	Option Awards	Compensation
Name	($)	($)(1)	($)(2)	Total ($)
Philip G. Barach	46,105	4,253	—	50,358
Robert Flug	43,000	—	—	43,000
Harvey M. Krueger	43,000	4,253	4,173	51,426

(1)	Amounts in the Option Awards column represent the compensation cost recognized by the Company in fiscal year 2010 related to outstanding option awards in accordance with ASC 718. The valuation of such options was determined using a Black-Scholes valuation model and was in accordance with the valuation guidelines in ASC 718. See Note 8, under the heading “Stock-Based Compensation,” to the Company’s audited financial statements as filed in the Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2010, which sets forth the material assumptions used in determining the compensation cost to the Company with respect to such awards under the 1998 Stock Option Plan. No awards have been made under the Company’s 2008 Equity Incentive Plan. As of July 3, 2010, each director held options to purchase the number of shares of common stock of the Company set forth in the supplemental table below:

Director	Number of shares subject to outstanding options
Philip G. Barach	47,500
Harvey M. Krueger	57,500	(3)

(2)	Amounts in the All Other Compensation column represent the dollar value of premiums paid by the Company on a $50,000 life insurance policy maintained for the benefit of Mr. Krueger’s beneficiary or estate which was cancelled in September 2010 upon his resignation.

(3)	As of October 1, 2010 these option were forfeited due to resignation.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
     All employees of the Company, including the named executive officers, are eligible to receive severance in the event of an involuntary termination of employment. With respect to the named executive officers (other than Mr. Stiffman), such severance is purely discretionary and, if awarded by the Company, is typically calculated as one week of base salary for each six months of such executive’s employment with the Company prior to the date of termination.
     In connection with the hiring of Mr. Stiffman in fiscal year 2008, the Compensation Committee believed it was important to enter into a formal employment agreement with Mr. Stiffman, to compensate him for foregone compensation from his former employer as well as to provide an incentive for him to enter into and remain in an employment relationship with the Company over the long-term.
     Mr. Stiffman’s employment agreement provides for an initial term of three years, which will be automatically renewed for additional one year periods commencing on the third anniversary of the effective date, unless either party gives proper notice of non-renewal. On September 2, 2010, the Company notified Mr. Stiffman that, as permitted under the terms of the employment agreement, it would not be renewing the employment agreement. As a result, Mr. Stiffman’s employment agreement with the Company expires on December 3, 2010. The Company and Mr. Stiffman are currently in the process of negotiating new employment terms.
     In the event the Company does not extend the term of employment, Mr. Stiffman is entitled to receive base salary continuation for twelve months.
     Upon Mr. Stiffman’s termination of employment by the Company without “Cause” or upon a termination of employment by Mr. Stiffman for “Good Reason” (as such terms are defined in his employment agreement) other than within one year after a change in control of the Company he will receive: (1) 12 monthly severance payments equal to 1/12 of (a) his base salary plus (b) his annual bonus for the fiscal year prior to the year of termination and (2) a lump sum payment equal to the annual bonus for the year prior to the year of termination pro-rated for the number of days worked in the fiscal year of termination.
     If, within one year after a change in control, Mr. Stiffman’s employment is terminated by the Company without Cause or Mr. Stiffman terminates his employment for Good Reason, he will receive: (1) a lump sum payment equal to 1.5 times the sum of Mr. Stiffman’s annual base salary and the greater of (a) the annual bonus received in the fiscal year prior to the year of termination or (b) the annual bonus that would be payable in the fiscal year of termination based on the financial forecast at the time of termination; and (2) a lump sum payment of the greater of (a) or (b) above, in either case, pro-rated for the number of days worked in the fiscal year of termination.
     Mr. Stiffman is also entitled to a variable transaction bonus in the event of a change in control, based on the transaction price of the Company’s common stock. To the extent payments and benefits received by Mr. Stiffman in connection with a change in control (as defined in section 280G of the Internal Revenue Code (the “Code”)) are subject to excise tax under section 280G of the Code, then such payments may be cut back to avoid imposition of such excise tax, but only if the cutback would be economically beneficial to Mr. Stiffman.
     Other than as described above, the Company has not made any other contractual commitments to named executive officers to pay severance benefits. The Compensation Committee views severance as a valuable recruitment and retention tool, and may consider severance benefits as part of the overall compensation package available to named executive officers when negotiating employment agreements in the future.
The Company provides, in each of its option agreements with named executive officers, for accelerated vesting upon a change in control of the Company. The Company believes that, in the context of a potential change in control, named executive officers, who have contributed to the value of the Company and the potential returns available to other shareholders in connection with such change in control, should be entitled to participate with other shareholders in realizing the value contributed to the Company. Accordingly, the accelerated vesting of stock options is intended to compensate executives for their contributions up to and including the date of a change in control, and to provide additional incentive to remain employed by the Company in order to assist in effectuating such potential change in control. However, for fiscal year 2010, none of the named executive officers held any unvested stock options. Accordingly, none of the named executive officers, as of the end of fiscal year 2010, would be entitled to any accelerated vesting on options with respect to a change in control occurring in fiscal year 2010.
REPORT OF THE AUDIT COMMITTEE
     The Audit Committee has met and held discussions with management and Mayer Hoffman McCann CPAs (The New York Practice of Mayer Hoffman McCann P.C.) (“MHM”), the Company’s independent public accountants. The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for fiscal 2010 with management. The Audit Committee has discussed with MHM the matters required to be discussed by Statement on Auditing Standards No.61, as amended, and Public Accounting Oversight Board (“PCAOB”) , AU section 380 “Communications with Audit Committees”.
     MHM also provided to the Audit Committee certain written communications and the letter required by PCAOB Rule 3526; “Communications with Audit Committees Concerning Independence”. The Audit Committee has discussed with MHM their independence from the Company and has considered whether the provision of non-audit services is compatible with maintaining their independence.
     Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the Company’s audited consolidated financial statements for fiscal 2010 be included in the Company’s Annual Report on Form 10-K for fiscal 2010 which was filed with the Securities and Exchange Commission on October 29, 2010.
AUDIT COMMITTEE
Philip G. Barach
The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed incorporated by reference into any other Company filing by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

PERFORMANCE GRAPH
     The graph below matches the cumulative 5-year total return of holders of our Common Stock with the cumulative total returns of the S&P 500 index and the S&P Apparel, Accessories & Luxury Goods index. The graph assumes that the value of the investment in the company’s common stock and in each of the indexes (including reinvestment of dividends) was $100 on June 30, 2005 and tracks it through June 30, 2010.

	6/05	6/06	6/07	6/08	6/09	6/10
Bernard Chaus, Inc.	100.00	86.79	76.42	28.30	13.68	15.85
S&P 500	100.00	108.63	131.00	113.81	83.98	96.09
S&P Apparel, Accessories & Luxury Goods	100.00	98.34	135.51	84.51	68.53	93.19
The stock price performance included in this graph is not necessarily indicative of future stock price performance.

CERTAIN TRANSACTIONS
     In connection with the acquisition of S.L. Danielle, the Company entered into a consulting relationship with a company, of which Robert Flug is the principal shareholder, pursuant to which the Company received consulting services relating to the Company’s private label and mass channel business. Since July 1, 2007, we have paid that company $1,271,321. As of June 30, 2009, Mr. Flug no longer provides consulting services to the Company.
     The Audit Committee, the Compensation Committee or another committee of the Board of Directors composed of independent directors reviews related party transactions or potential conflict of interest transactions to verify that any related party transaction is in accordance with written corporate policies that are based on considerations that are in the best interest of the Company and its stockholders. Related party transactions are evaluated to insure that terms are comparable to those provide to unrelated third parties.
AUDITORS
     MHM serves as the principal accounting firm designated to audit the Company’s consolidated financial statements. The engagement of MHM is not being presented for approval by the shareholders at the Meeting; however, a representative from MHM is expected to be available to answer questions, if any, addressed to him or her at the Meeting and will be given the opportunity to make a statement if such representative desires to do so.
     The aggregate fees billed by MHM to the Company for fiscal 2010 and fiscal 2009 were as follows:

	Fiscal 2010		Fiscal 2009

Audit Fees	$190,000	(a)	$165,000	(a)
Audit-Related Fees	$25,000	(c)(d)	$25,500	(c)(d)

Total Audit and Audit Related Fees	$215,000		$190,500
Tax Fees	$35,362	(b)(d)	$44,300	(b)(d)
All Other Fees	$0		$0

Total Fees	$250,362		$234,830

(a)	Represents fees billed in connection with the audit of the Company’s consolidated financial statements for fiscal 2010 and fiscal 2009 included in its annual reports on Form 10-K and reviews of the Company’s interim consolidated financial statements included in its quarterly reports on Form 10-Q for fiscal 2010 and fiscal 2009.

(b)	Represents fees billed in connection with tax services for fiscal 2010 and fiscal 2009. Tax services include professional services provided for tax compliance and tax planning.

(c)	Represents fees billed in connection with the audits of the Company’s employee benefit plans for fiscal 2010 and fiscal 2009.

(d)	The Audit Committee believes that MHM’s provision of these services is compatible with maintaining MHM’s independence.
     The charter of the Audit Committee provides that the Audit Committee approves the fees and other significant compensation to be paid to the independent auditors. The Audit Committee and the Board of Directors have further agreed that all services to be provided by MHM should be approved in advance by the Audit Committee (or its designee). Prior to any such approval, it is expected that the Audit Committee (or its designee) would review a budget for any such services, which budget would likely include a description of, and a budgeted amount for, particular categories of non-audit services that are anticipated at the time the budget is submitted, and that the Audit Committee (or its designee) would periodically monitor the services rendered by and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee (or its designee). For fiscal 2010, the Audit Committee authorized Mr. Krueger to approve the use of MHM for tax consulting services subject to Mr. Krueger keeping the Audit Committee apprised of such services. For fiscal 2009, one hundred percent (100%) of the fees set forth in the table above for MHM were approved by the Audit Committee in accordance with applicable regulations.
PROPOSALS FOR NEXT YEAR’S MEETING
     Any proposal by a shareholder who intends to be present at the next Annual Meeting of Shareholders must be received by the Company at its offices at 530 Seventh Avenue, Eighteenth Floor, New York, New York 10018 for inclusion in its proxy statement and form of proxy relating to that Annual Meeting no later than July 4, 2011, and must otherwise comply with the rules of the Securities and Exchange Commission for inclusion in the proxy materials. Such proposals should be sent to the Chief Operating and Financial Officer of the Company by certified mail, return receipt requested. If the 2011 Annual Meeting of Shareholders is held prior to November 7, 2011or after January 6, 2012, the Company will notify the shareholders of a revised date for submitting notice to the Company.
MISCELLANEOUS
     The Board of Directors does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the Meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.
     The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with this solicitation. The Board of Directors may use the services of the Company’s directors, officers and other regular employees to solicit proxies. The Company may reimburse persons holding shares in their names or in the names of nominees for their expenses in sending proxies and proxy material to their principals.
     Copies of the 2010 Annual Report on Form 10-K to Shareholders, including the consolidated financial statements for the fiscal year ended July 3, 2010, are being mailed to the shareholders prior to or simultaneously with this Proxy Statement and will also be available at:
http://bnymellon.mobular.net/bnymellon/chbd
HOUSEHOLDING
     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” notices regarding proxy materials, proxy statements and annual reports. This means that only one copy of the proxy statement and annual report on Form 10-K may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of the proxy statement and/or annual report to you if you request one by writing or calling as follows: Chief Operating and Financial Officer of the Company, 530 Seventh Avenue, Eighteenth Floor, New York, New York 10018, Telephone: (212) 354-1280. If you want to receive separate copies of annual report on Form 10-K and/or proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

OTHER BUSINESS
     The Company is not aware of any other matters that will be presented for stockholder action at the Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares they represent as recommended by the Board of Directors.

By Order of the Board of Directors
/s/ David Stiffman
David Stiffman
Chief Operating and Financial Officer

November 1, 2010

Please mark your votes as indicated in this example X
BERNARD CHAUS, INC.
Signature Signature Date
FOR
ALL
WITHHOLD
FOR ALL
*EXCEPTIONS
FOLD AND DETACH HERE
Mark Here for Address Change
or Comments SEE REVERSE
WO# 84642
Nominees: 01 Philip G. Barach, 02 Josephine Chaus,
03 Robert Flug and 04 David Stiffman (Mark only one of the above boxes.)
1. TO ELECT DIRECTORS 2. In the discretion of the proxies, they are authorized to vote on such other business as may properly come before the meeting or any adjournments or postponements thereof. to attend the 2010 Annual Meeting of Shareholders
I plan I do not plan (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)
*Exceptions ____________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE
Address Change/Comments
(Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to
Be
Held on December 7, 2010: The proxy statement and the form 10-K to shareholders are available at:
http://bnymellon.mobular.net/bnymellon/chbd (Continued and to be marked, dated and signed, on the other side)
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
WO# 84642
PROXY COMMON STOCK
BERNARD CHAUS, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE CORPORATION FOR ANNUAL MEETING OF SHAREHOLDERS
DECEMBER 7, 2010
The undersigned hereby constitutes and appoints Josephine Chaus and David Stiffman, and each of them, with full power of substitution, attorneys and proxies to present and to vote all of the shares of common stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Shareholders of BERNARD CHAUS, INC. to be held on December 7, 2010 at 11:00 a.m. at 530 Seventh Avenue, Eighteenth Floor, New York,
New York 10018, and at any adjournment or postponement thereof, on all matters coming before said meeting.
If no directions are given, proxies will be voted (i) for the election of the nominees named below and (ii) in the discretion of the proxies named above with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy
Statement dated November 1, 2010.
PRINT AUTHORIZATION
To commence printing on this proxy card please sign, date and fax this card to:
201-369-9711
SIGNATURE: DATE:
(THIS BOXED AREA DOES NOT PRINT)